News Release 2Q/1H 2024

Corteva Reports Second Quarter and First Half 2024 Results, Updates Full-Year Guidance

- ***Solid first half results led by the strength of the Seed business and operational execution***
- ***Crop Protection industry impacted by residual destocking and competitive pressures***
- ***Updated 2024 revenue and operating EBITDA[1] guidance lowered to reflect market dynamics***
- ***Share buyback program and dividend increase demonstrate strong balance sheet and cash flow***

INDIANAPOLIS, Ind., July 31, 2024 – Corteva, Inc. (NYSE: CTVA) ("Corteva" or the "Company") today reported financial results for the second quarter and six months ended June 30, 2024.

2Q 2024 Results Overview

	Net Sales	Income from Cont. Ops (After Tax)	EPS
GAAP vs. 2Q 2023	**$6.11B** +1%	**$1.06B** +20%	**$1.51** +23%
	Organic[1] Sales	**Operating EBITDA[1]**	**Operating EPS[1]**
NON-GAAP vs. 2Q 2023	**$6.17B** +2%	**$1.92B** +10%	**$1.83** +14%

1H 2024 Results Overview

	Net Sales	Income from Cont. Ops (After Tax)	EPS
GAAP vs. 1H 2023	**$10.60B** (3)%	**$1.43B** (4)%	**$2.03** (2)%
	Organic[1] Sales	**Operating EBITDA[1]**	**Operating EPS[1]**
NON-GAAP vs. 1H 2023	**$10.75B** (2)%	**$2.95B** (1)%	**$2.72** (1)%

First Half 2024 Highlights

- First half 2024 net sales declined 3% versus prior year as Crop Protection declines more than offset Seed gains. Organic[1] sales decreased 2% in the same period.
- Seed net sales grew 2% and organic[1] sales increased 4%. Price was up 5% globally, led by North America[2] with the continued execution on the Company's price for value strategy. Volume declines were driven primarily by unfavorable weather and reduced planted area in EMEA[2].
- Crop Protection net sales and organic[1] sales both decreased 11%. Volume declines were driven by weather and destocking impacts in EMEA[2], as well as just-in-time purchasing behavior in North America[2]. Price declined 4% reflecting a broad-based competitive price environment.
- GAAP income and earnings per share (EPS) from continuing operations were $1.43 billion and $2.03 per share for the first half of 2024, respectively.
- Operating EBITDA[1] and Operating EPS[1] were $2.95 billion, and $2.72 per share for the first half of 2024, respectively.
- The Company updated full-year 2024 guidance[3] and expects net sales in the range of $17.2 billion to $17.5 billion. Operating EBITDA[1] is expected to be in the range of $3.4 billion to $3.6 billion. Operating EPS[1] is expected to be in the range of $2.60 to $2.80 per share. Cash provided by operating activities – continuing operations is expected to be in the range of $2.1 billion to $2.6 billion. Free Cash Flow[1] is expected to be in the range of $1.5 billion to $2.0 billion. The Company plans to repurchase approximately $1.0 billion shares in 2024.

1. Organic Sales, Operating EPS, Operating EBITDA, and Free Cash Flow are non-GAAP measures. See page 6 for further discussion. 2. North America is defined as U.S. and Canada. EMEA is defined as Europe, Middle East and Africa. 3. The Company does not provide the most comparable GAAP measure on a forward-looking basis. See page 5 for further discussion. 4. Enlist E3™ soybeans are jointly developed by Corteva Agriscience LLC and M.S. Technologies L.L.C.

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News Release 2Q/1H 2024



"Corteva's results for the first half of 2024 were solid, led by the Seed business and overall operational execution. Our Seed business segment had another standout performance, hitting a new record for first half operating EBITDA. This reflects the sustained strength of our product portfolio, as farmers continue to rely on our leading technology. We're very proud of our position as the North America seed market leader for both corn and soybeans.

The Crop Protection market is showing signs of stabilization, however we continue to navigate competitive price pressures. We are encouraged by the Crop Protection business volume improvement in the second quarter and expect that to continue in the second half of the year.

We have adjusted our full year 2024 outlook to reflect market realities and the continued focus on controlling the controllables. We are committed to delivering a strong second half of the year and meeting our commitments to customers and shareholders."

Chuck Magro
Chief Executive Officer

Summary of Second Quarter 2024

For the second quarter ended June 30, 2024, net sales increased 1% versus the same period last year. Organic[1] sales increased 2%.

Volume was flat versus the prior-year period as Crop Protection growth offset lower Seed volumes. Crop Protection volume increased 6% over the prior-year driven primarily by Latin America and North America[2] on demand for new products and spinosyns, partially offset by residual destocking and unfavorable weather in EMEA[2]. Seed volume declined 2% versus prior year due to earlier seasonal deliveries in North America[2] partially offset by the delayed season in EMEA[2] into second quarter.

Price increased 2% versus prior year, reflecting continued execution on the Company's price for value strategy and improved product mix in Seed, partially offset by the competitive price environment in Crop Protection.

GAAP income from continuing operations after income taxes was $1.06 billion in second quarter 2024 compared to $880 million in second quarter 2023. Operating EBITDA[1] for the second quarter was $1.92 billion, up 10% compared to prior year, translating into approximately 250 basis points of margin improvement.

($ in millions, except where noted)	2Q 2024	2Q 2023	% Change	% Organic[1] Change
Net Sales	**$6,112**	**$6,045**	**1%**	**2%**
North America	$4,400	$4,319	2%	2%
EMEA	$673	$714	(6)%	1%
Latin America	$650	$608	7%	7%
Asia Pacific	$389	$404	(4)%	(1)%

($ in millions, except where noted)	1H 2024	1H 2023	% Change	% Organic[1] Change
Net Sales	**$10,604**	**$10,929**	**(3)%**	**(2)%**
North America	$6,487	$6,521	(1)%	(1)%
EMEA	$2,261	$2,527	(11)%	(4)%
Latin America	$1,165	$1,160	-	(3)%
Asia Pacific	$691	$721	(4)%	(1)%

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News Release 2Q/1H 2024

Seed Summary

Seed net sales were $4.33 billion in the second quarter of 2024, up from $4.26 billion in the second quarter of 2023. The sales increase was driven by a 5% increase in price, partially offset by a 2% decline in volume and a 1% unfavorable impact from portfolio.

The price increase was broad-based, led by North America[2], on improved product mix and the continued execution of the Company's price for value strategy. Lower volumes were driven by earlier seasonal deliveries in North America versus prior year, partially offset by the delayed season in EMEA[2] into the second quarter.

Segment operating EBITDA was $1.70 billion in the second quarter of 2024, up 16% from the second quarter of 2023. Price execution, reduction of net royalty expense, and ongoing cost and productivity actions more than offset investment in R&D, higher commodity costs, and lower volumes. Segment operating EBITDA margin improved by approximately 500 basis points versus the prior-year period.

($ in millions, except where noted)	2Q 2024	2Q 2023	% Change	% Organic[1] Change
North America	$3,753	$3,696	2%	2%
EMEA	$251	$231	9%	27%
Latin America	$207	$208	-	(1)%
Asia Pacific	$120	$129	(7)%	(5)%
Total 2Q Seed Net Sales	**$4,331**	**$4,264**	**2%**	**3%**
2Q Seed Operating EBITDA	**$1,698**	**$1,458**	**16%**	**N/A**

Seed net sales were $7.1 billion in the first half of 2024, up from $7.0 billion in the first half of 2023. The sales increase was driven by a 5% increase in price, partially offset by a 1% decline in volume, a 1% unfavorable portfolio impact and a 1% unfavorable currency impact.

The increase in price was driven by strong demand for top technology offerings and operational execution globally, with global corn and soybean prices up 6% and 4%, respectively. Pricing actions more than offset currency impacts in EMEA[2]. The decline in volume was driven primarily by unfavorable weather and reduced planted area in EMEA[2]. Unfavorable currency impacts were led by the Turkish Lira.

Segment operating EBITDA was $2.4 billion in the first half of 2024, up 16% from the first half of 2023. Price execution, reduction of net royalty expense, and ongoing cost and productivity actions more than offset higher commodity costs, investment in R&D, the unfavorable impact of currency, and lower volumes. Segment operating EBITDA margin improved by approximately 420 basis points versus the prior-year period.

($ in millions, except where noted)	1H 2024	1H 2023	% Change	% Organic[1] Change
North America	$5,224	$5,019	4%	4%
EMEA	$1,169	$1,243	(6)%	5%
Latin America	$478	$467	2%	(1)%
Asia Pacific	$211	$230	(8)%	(5)%
Total 1H Seed Net Sales	**$7,082**	**$6,959**	**2%**	**4%**
1H Seed Operating EBITDA	**$2,446**	**$2,110**	**16%**	**N/A**

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News Release 2Q/1H 2024

Crop Protection Summary

Crop Protection net sales were approximately $1.8 billion in the second quarter of 2024, flat with the second quarter of 2023. The flat sales growth over the prior period was driven by a 6% increase in volume offset by a 5% decline in price and a 1% unfavorable impact from currency.

The increase in volume was driven primarily by Latin America and North America[2] on demand for new products and spinosyns, partially offset by residual destocking and unfavorable weather in EMEA[2]. The price decline was broad-based, reflecting the competitive pricing environment for the Crop Protection industry globally.

Segment operating EBITDA was $255 million in the second quarter of 2024, down 20% from the second quarter of 2023. Competitive pricing and raw material cost inflation more than offset volume growth and productivity savings. Segment operating EBITDA margin declined by 365 basis points versus the prior-year period.

($ in millions, except where noted)	2Q 2024	2Q 2023	% Change	% Organic[1] Change
North America	$647	$623	4%	4%
EMEA	$422	$483	(13)%	(12)%
Latin America	$443	$400	11%	11%
Asia Pacific	$269	$275	(2)%	1%
Total 2Q Crop Protection Net Sales	**$1,781**	**$1,781**	**-**	**1%**
2Q Crop Protection Operating EBITDA	**$255**	**$320**	**(20)%**	**N/A**

Crop Protection net sales were approximately $3.5 billion in the first half of 2024 compared to approximately $4.0 billion in the first half of 2023. The sales decrease was driven by a 7% decrease in volume, a 4% decline in price, and a 1% unfavorable impact from currency. These declines were partially offset by a 1% favorable portfolio impact.

The decrease in volume was primarily due to residual destocking and unfavorable weather impacts in EMEA[2], as well as just-in-time purchasing behavior in North America[2].

Pricing gains in EMEA[2] were more than offset by declines in North America[2] and Latin America, reflecting competitive price pressure. Unfavorable currency impacts were led by the Turkish Lira. The portfolio impact was driven by the Biologicals acquisitions.

Segment operating EBITDA was $565 million in the first half of 2024, down 39% from the first half of 2023. Pricing pressure, lower volumes, raw material cost inflation and the unfavorable impact of currency, more than offset productivity savings. Segment operating EBITDA margin contracted by approximately 720 basis points versus the prior-year period.

($ in millions, except where noted)	1H 2024	1H 2023	% Change	% Organic[1] Change
North America	$1,263	$1,502	(16)%	(16)%
EMEA	$1,092	$1,284	(15)%	(13)%
Latin America	$687	$693	(1)%	(5)%
Asia Pacific	$480	$491	(2)%	1%
Total 1H Crop Protection Net Sales	**$3,522**	**$3,970**	**(11)%**	**(11)%**
1H Crop Protection Operating EBITDA	**$565**	**$923**	**(39)%**	**N/A**

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News Release 2Q/1H 2024 5 2024 Guidance On-farm demand for inputs remain steady and farmers continue to prioritize top-tier seed technology. Against this backdrop, our Seed business has outperformed the market, likely gaining market share and improving operational efficiency. While the global Crop Protection industry volume has begun to stabilize, pricing pressures have become more pronounced due to the competitive environment and tighter farmer margins. As a result, Corteva now expects net sales in the range of $17.2 billion to $17.5 billion, growth of 1% at the mid-point. Operating EBITDA1 is expected to be in the range of $3.4 billion to $3.6 billion, growth of 4% at the mid-point. Operating EPS1 is expected to be in the range of $2.60 to $2.80 per share, flat at the mid-point. Cash provided by operating activities – continuing operations is expected to be in the range of $2.1 billion to $2.6 billion. Free Cash Flow1 is expected to be in the range of $1.5 billion to $2.0 billion. The Company plans to repurchase approximately $1.0 billion shares in 2024. The Company is not able to reconcile its forward-looking non-GAAP financial measures, except for Free Cash Flow, to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of its control, such as Significant Items, without unreasonable effort. Second Quarter Conference Call The Company will host a live webcast of its second quarter and first half 2024 earnings conference call with investors to discuss its results and outlook tomorrow, August 1, 2024, at 10:00 a.m. ET. The slide presentation that accompanies the conference call is posted on the Company’s Investor Events and Presentations page. A replay of the webcast will also be available on the Investor Events and Presentations page. About Corteva Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found atwww.corteva.com. Cautionary Statement About Forward-Looking Statements This report contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; environmental, social and governance (“ESG”) targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements. Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of Corteva’s products; (ii) failure to successfully develop and commercialize Corteva’s pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (iv) effect of changes in agricultural and related policies of governments and international organizations; (v) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vi) effect of climate change and unpredictable seasonal and weather factors; (vii) failure to comply with competition and antitrust laws; (viii) effect of competition in Corteva’s industry; (ix) competitor’s establishment of an intermediary platform for distribution of Corteva's products; (x) impact of Corteva's dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xi) effect of volatility in Corteva's input costs; (xii) risk related to geopolitical and military conflict; (xii) risks related to environmental litigation and the indemnification obligations of legacy EIDP liabilities in connection with the separation of Corteva; (xiv) risks related to Corteva's global operations; (xv) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xvi) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems;(xvii) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xviii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xix) increases in pension and other post-employment benefit plan funding obligations; (xx) capital markets sentiment towards ESG matters; (xxi) risks related to pandemics or epidemics; (xxii) Corteva’s intellectual property rights or defense against intellectual property claims asserted by others; (xxiii) effect of counterfeit products; (xxiv) Corteva’s dependence on intellectual property cross-license agreements; and (xxv) other risks related to the Separation from DowDuPont. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the “Risk Factors” section of Corteva’s Annual Report on Form 10-K, as modified by subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K.

News Release 2Q/1H 2024 6 Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures may include organic sales, organic growth (including by segment and region), operating EBITDA, operating EBITDA margin, operating earnings (loss) per share, and base income tax rate. Management uses these measures internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page A-5 of the Financial Statement Schedules. Corteva is not able to reconcile its forward-looking non-GAAP financial measures, except for Free Cash Flow, to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the Company’s control, such as Significant Items, without unreasonable effort. For Significant items reported in the periods presented, refer to page A-8 of the Financial Statement Schedules. Beginning January 1, 2020, the Company presents accelerated prepaid royalty amortization expense as a significant item. Accelerated prepaid royalty amortization represents the non-cash charge associated with the recognition of upfront payments made to Monsanto in connection with the Company’s non-exclusive license in the United States and Canada for Monsanto’s Genuity® Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits. During the ramp-up period of Enlist E3TM, Corteva has begun to significantly reduce the volume of products with the Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits beginning in 2021, with expected minimal use of the trait platform thereafter. During 2023, the company committed to restructuring activities to optimize the Crop Protection network of manufacturing and external partners, which are expected to be substantially complete in 2024. The company expects to record approximately $180 million to $230 million net pre-tax restructuring charges during 2024 for these activities. Organic sales is defined as price and volume and excludes currency and portfolio and other impacts, including significant items. Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items. Non-operating benefits (costs) consists of non-operating pension and other post- employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the Company as pre-tax income or expense. Operating EBITDA margin is defined as Operating EBITDA as a percentage of net sales. Operating earnings (loss) per share is defined as “earnings (loss) per common share from continuing operations - diluted” excluding the after-tax impact of significant items, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of the Company’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Base income tax rate is defined as the effective tax rate excluding the impacts of foreign exchange gains (losses), non-operating benefits (costs), amortization of intangibles (existing as of the Separation), mark- to- market gains (losses) on certain foreign currency contracts not designated as hedges, and significant items. The Company also uses Free Cash Flow as a non-GAAP measure to evaluate and discuss its liquidity position and ability to generate cash. Free Cash Flow is defined as cash provided by (used for) operating activities – continuing operations, less capital expenditures. We believe that Free Cash Flow provides investors with meaningful information regarding the Company’s ongoing ability to generate cash through core operations, and our ability to service our indebtedness, pay dividends (when declared), make share repurchases, and meet our ongoing cash needs for our operations. ® TM Corteva Agriscience and its affiliated companies. 07/31/2024 Media Contact Bethany Shively +1 202-997-9438 bethany.shively@corteva. com Investor Contact Kim Booth +1 302-485-3704 kimberly.a.booth@corteva.com